UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Apple Hospitality REIT, Inc. (the “Company”) is filing this report in accordance with Items 5.07, 8.01 and 9.01 of Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 18, 2017, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders considered:

1. The election of three (3) directors to the Board of Directors of the Company (the “Board”);

2. An advisory vote regarding the approval of compensation paid to the Company’s named executive officers;

3. An advisory vote regarding the frequency of shareholder approval of compensation paid to the Company’s named executive officers;

4. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for 2017; and

5. The adoption of amended and restated articles of incorporation (the “Charter”), including amendments to: (A) declassify the Board and provide for annual elections of directors, (B) require a majority vote for all amendments to the Charter, (C) eliminate the supermajority voting requirement for affiliated transactions, and (D) remove certain provisions that are no longer applicable (together, the “Proposed Charter Amendments”).

As noted below in the summary of shareholder voting, although over 98% of the shares voted were in favor of the Proposed Charter Amendment in proposal 5.A, the proposal did not receive the required votes to be adopted. The proposal required a supermajority (more than two-thirds) of outstanding common shares voting in favor of the proposal to be adopted. Based on the voting results, the Board continues to believe the Proposed Charter Amendment in proposal 5.A is in the best interest of the Company’s shareholders and plans to propose the Charter amendment for shareholder consideration again at the 2018 Annual Meeting of Shareholders.

The Company’s shareholders voted as follows on these matters:

1. The Company’s shareholders elected the three director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Glenn W. Bunting	126,742,932	1,699,876	88,405,199
Glade M. Knight	126,462,394	1,980,414	88,405,199
Daryl A. Nickel	121,906,546	6,536,262	88,405,199

Glenn W. Bunting, Glade M. Knight and Daryl A. Nickel will serve a three-year term expiring at the 2020 Annual Meeting of Shareholders.

2. The Company’s shareholders voted on the advisory resolution to approve the compensation paid to the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
124,034,830	3,443,582	964,396	88,405,199

3. The Company’s shareholders voted on the advisory resolution regarding the frequency of shareholder approval of compensation paid to the Company’s named executive officers:

1 Year	2 Years	3 Years	ABSTAIN	BROKER NON-VOTES
113,898,477	1,180,449	12,382,053	981,829	88,405,199

Based on the voting results shown above and other factors, the Company will hold an annual advisory vote on the compensation of named executive officers. The Company will continue to hold annual advisory votes until the Company’s Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes, which must occur at least once every six years.

4. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
215,053,430	1,212,539	582,038	-

5. The Company’s shareholders did not approve the Proposed Charter Amendment 5.A; the other Proposed Charter Amendments (proposals 5.B, 5.C and 5.D) were approved.  The proposals received the following votes:

 5.A
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
126,525,169	1,323,135	594,504	88,405,199

 5.B
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
126,611,119	1,333,629	498,060	88,405,199

 5.C
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
124,799,189	2,704,571	939,048	88,405,199

 5.D
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
126,829,769	1,021,198	591,841	88,405,199

A copy of the amended and restated articles of incorporation of the Company, that includes the amendments approved by the shareholders at the Annual Meeting, is filed as Exhibit 3.1 hereto.

Item 8.01. Other Events.

The Board approved an extension until July 2018 of the Company’s existing share repurchase program.  The extended repurchase program permits the repurchase of up to $468 million of the Company’s common shares.  Repurchases may be made in the open market, through 10b5-1 programs or in privately negotiated transactions.  The timing of share repurchases and the number of common shares to be repurchased will depend upon prevailing market conditions and other factors.  There can be no assurances that the Company will make additional purchases under the repurchase program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1   Amended and Restated Articles of Incorporation of Apple Hospitality REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

May 23, 2017